UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  04/26/2005

EnerSys
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605
(Address of Principal Executive Offices, Including Zip Code)

(610) 208-1991
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.02.    Results of Operations and Financial Condition

On April 26, 2005, EnerSys issued a press release discussing the Company's preliminary fourth quarter results. The press release, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnish to the SEC and shall not be deemed to be "filed" for any purpose.

Item 7.01.    Regulation FD Disclosure

On April 26, 2005, EnerSys issued a press release announcing that FIAMM, a private Italian company, and EnerSys have entered into a definitive agreement, whereby FIAMM will sell its motive power industrial battery business to EnerSys. The proposed transaction is contingent on the receipt of all required regulatory approvals. For additional information, reference is made to the press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

Item 9.01.    Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit 99.1    Press Release, dated April 26, 2005, of EnerSys regarding preliminary fourth quarter results and the FIAMM transaction.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

EnerSys

Date: April 26, 2005.	By:	/s/ Michael T. Philion
Michael T. Philion
Executive Vice President - Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated April 26, 2005, of EnerSys regarding preliminary fourth quarter results and the FIAMM transaction.